UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 14, 2007, RenaissanceRe Holdings Ltd. (the “Company”) executed a memorandum of understanding with plaintiffs’ representatives to settle its consolidated shareholder class action securities litigation. The settlement involves no admission of liability by the Company.

The total amount to be paid in settlement of all of the cases is $13.5 million. A portion of this amount is expected to be offset by insurance recoveries. The net amount has been previously provided for in the Company’s 2006 financial statements. The settlement provides for the release of all parties, including the Company’s present and former directors and officers, including without limitation the defendants who were named in the suits. The settlement is subject to, among other things, court review and approval and other customary conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: February 19, 2007	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: SVP, General Counsel & Corporate Secretary